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                                                                Exhibit No. 1(c)

                            CERTIFICATE OF AMENDMENT
                                       TO
                    AMENDED AND RESTATED DECLARATION OF TRUST
                                       OF
                          LIQUID INSTITUTIONAL RESERVES

      The undersigned, being Vice President and Assistant Secretary of Liquid Institutional Reserves ("Trust"), hereby certifies that the Trustees of the Trust duly adopted the following resolutions, which amended the Establishment and Designation of Classes Certificate dated June 17, 1992, which was a prior amendment to the Amended and Restated Declaration of Trust dated April 26, 1991, in the manner provided in such Amended and Restated Declaration of Trust, at a meeting held on May 9, 2001, and that the amendment became effective on that date:

            RESOLVED, that pursuant to Section 8 of Article VIII of the Amended and Restated Declaration of Trust, the Establishment and Designation of Classes Certificate dated June 17, 1992, which was a prior amendment to the Amended and Restated Declaration of Trust dated April 26, 1991, be, and it hereby is, amended to change the names of the Series of the Trust from "Money Market Fund," "Government Securities Fund" and "Treasury Securities Fund" to "Brinson LIR Money Market Fund," "Brinson LIR Government Securities Fund" and "Brinson LIR Treasury Securities Fund," respectively; and be it further

            RESOLVED, that with respect to the Series of the Trust known as Brinson LIR Government Securities Fund, the name of the class of Shares known as "Financial Intermediary Shares" be, and it hereby is, changed to "Select Shares."

Dated: May 9, 2001


                                          /s/ Keith A. Weller
                                          --------------------------------------
                                              Keith A. Weller
                                          Vice President and Assistant Secretary

New York, New York (ss)

On this 9th day of May, 2001, before me personally appeared Keith A. Weller, to me personally known, who, being by me duly sworn, did say that he is Vice President and Assistant Secretary of the above-referenced Trust and acknowledged that he executed the foregoing instrument as his free act and deed.


                                          /s/ Cristina Paradiso
                                          --------------------------------------
                                                Notary Public